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                                                                     EXHIBIT 8.3

                                  DEED OF TRUST


Date:                                        November 11, 1998

Grantor (whether one or more):               TEXAS TBS, INC.

Grantor's Mailing Address:                   6250 North Houston Rosslyn Road
                                             Houston, Texas 77091-3410
                                             In Harris County, Texas

Trustee:                                     Ronald L. Moore

Trustee's Mailing Address:                   5832 Fairdale, Suite A
                                             Houston, Texas 77057
                                             In Harris County, Texas

Beneficiary:                                 CHARLES D. McPHAIL

Beneficiary's Mailing Address:               15411 Fawn Villa
                                             Houston, Texas 77068
                                             In Harris County, Texas

Secured Obligations:

         Thus secures the performance of all obligations of TEXAS TBS, INC. ("TBS Texas" herein) and all obligations of TOTAL BUSINESS SYSTEMS, INC. ("TBS herein) to Beneficiary under that certain Acquisition / Merger Agreement dated November 11, 1998, by and among MEGAWORLD, INC. ("MegaWorld" herein), a Delaware corporation whose address for purposes of this Agreement is 430 Park Avenue, New York, New York 10022; TOTAL BUILDING SYSTEMS, INC. ("TBS" herein), a Texas corporation whose address for purposes of this Agreement is 6250 North Houston Rosslyn Road Houston, Texas 77091-3410; and CHARLES D. McPHAIL, including without limitation performance under the TBS Employment Agreement and the TBS Texas Guaranty Agreement, as defined in the said Acquisition / Merger Agreement.

Property (including any improvements):

         The Property is located in Harris County and is described in Exhibit A attached hereto and made a part hereof for all purposes.

Prior Lien(s) (including recording information):

         The liens and encumbrances described in Exhibit A hereto

Other Exceptions to Conveyance and Warranty:

         This conveyance is subject to all easements, rights-of-way, and prescriptive rights of record; all presently recorded restrictions, reservations, covenants, conditions, oil and gas leases, mineral severances, and other instruments, other than liens and conveyances, that affect the property; rights of adjoining owners in any walls and fences situated on a common boundary; all rights, obligations, and other matters emanating from and existing by reason of the creation, establishment, maintenance, and operation of any municipal utility district; and ad valorem taxes for 1998, the payment of which Grantee assumes.


         For value received and to secure payment of the Secured Obligations, Grantor conveys the Property to Trustee in trust. Grantor warrants and agrees to defend the title to the Property unto the Grantee against every person whomsoever lawfully claiming or to claim the same, or any part thereof. In the event of no default by MegaWorld and TBS Texas under the said Acquisition / Merger Agreement, Beneficiary shall release this deed of trust, and the lien created hereby, at the earlier of (i) timely payment in full by MegaWorld of the $8,000,000.00 under Section 2.1.3 of the Acquisition / Merger Agreement, or (ii) one year after delivery of all shares due in lieu of the $8,000,000.00, or any unpaid portion thereof, under Section 2.1.3 of the Acquisition / Merger Agreement; but this deed of trust shall otherwise continue in full force and effect until all of the Secured Obligations are performed, paid, and satisfied in full, at which time, if at all, this deed of trust shall have no further effect, and Beneficiary shall release it at Grantor's expense.


GRANTOR'S OBLIGATIONS

         Grantor agrees to:

         1. keep the Property in good repair and condition;

         2. pay all taxes and assessments on the Property when due;

         3. preserve the lien's priority as it is established in this deed of trust;

         4. maintain, in a form acceptable to Beneficiary, an insurance policy that:

                  a. covers all improvements for their full insurable value as determined when the policy is issued and renewed, unless Beneficiary approves a smaller amount in writing;

                  b.       contains an 80% coinsurance clause;

                  c. provides fire and extended coverage, including windstorm coverage;

                  d.       protects Beneficiary with a standard mortgage clause;

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Deed of Trust
Texas TBS, Inc. to Trustee for McPhail

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                  e.       provides flood insurance at any time the Property is
                           in a flood hazard area; and

                  f. contains such other coverage as Beneficiary may reasonably require;

         5. comply at all times with the requirements of the 80% coinsurance clause;

         6. deliver the insurance policy to Beneficiary and deliver renewals to Beneficiary at least ten days before expiration, or in lieu of delivering such policy and renewals Grantor may deliver or cause to be delivered to Beneficiary certificates of insurance evidencing such policy and renewals in form acceptable to Beneficiary, in its sole discretion;

         7. keep any buildings occupied as required by the insurance policy; and

         8. if this is not a first lien, pay all prior lien notes that Grantor is personally liable to pay, whether as maker thereof, guarantor thereof, or otherwise, and abide by all prior lien instruments.


BENEFICIARY'S RIGHTS

         1. Beneficiary may appoint in writing a substitute or successor trustee, succeeding to all rights and responsibilities of Trustee.

         2. If the proceeds of the note are used to pay any debt secured by prior liens, Beneficiary is subrogated to all of the rights and liens of the holders of any debt so paid.

         3. Beneficiary may apply any proceeds received under the insurance policy either to reduce the Secured Obligations or to repair or replace damaged or destroyed improvements covered by the policy.

         4. If Grantor fails to perform any of Grantor's obligations, Beneficiary may perform those obligations and be reimbursed by Grantor on demand at Grantor's address for purposes of this instrument for any sums so paid, or the cash equivalent of any loss, cost, risk, and expense incurred by Beneficiary in performing such obligations, including attorney's fees, plus interest on those sums from the dates of payment at the rate of eighteen per cent (18%) per annum. The sum to be reimbursed shall be secured by this deed of trust.

         5. If Grantor defaults in the performance of any of the Secured Obligations or fails to perform any of Grantor's obligations or if default occurs on a prior lien note or other instrument, and the default continues after Beneficiary gives Grantor such notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Beneficiary may:

         a. declare any and all obligations secured hereby and earned interest thereon immediately due;

         b. request Trustee to foreclose this lien, in which case Beneficiary or Beneficiary's agent shall give notice of the foreclosure sale as provided by the Texas Property Code as then amended; and

         c. purchase the Property at any foreclosure sale by offering the highest bid and then have the bid credited on the note.

TRUSTEE'S DUTIES

         If requested by Beneficiary to foreclose this lien, Trustee shall:

         1. either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then amended;

         2. sell and convey all or part of the Property to the highest bidder for cash with a general warranty binding Grantor, subject to prior liens and to other exceptions to conveyance and warranty; and

         3. from the proceeds of the sale, pay, in this order:

         a. expenses of foreclosure, including a commission to Trustee of 5% of the bid;

         b. to Beneficiary, the full amount of principal, interest, attorney's fees, and other charges due and unpaid;

         c. any amounts required by law to be paid before payment to Grantor; and

         d.       to Grantor, any balance.


GENERAL PROVISIONS

         1. If any of the Property is sold under this deed of trust, Grantor shall immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor shall become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.

         2. Recitals in any Trustee's deed conveying the Property will be presumed to be true.

         3. Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.

         4. This lien shall remain superior to liens later created even if the time of performance of any of the Secured Obligations is extended or if any of the requirements of performance thereof are amended, modified, rearranged, or extended in any manner, or if part of the Property is released.

         5. If any portion of the Secured Obligations cannot be lawfully secured by this deed of trust, payments shall be applied first to discharge that portion.

         6. Grantor assigns to Beneficiary all sums payable to or received by Grantor from condemnation of all or part of

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Texas TBS, Inc. to Trustee for McPhail

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the Property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the Property. After deducting any expenses incurred, including attorney's fees, Beneficiary may release any remaining sums to Grantor or apply such sums to reduce the Secured Obligations in any order deemed appropriate to Beneficiary, in Beneficiary's sole discretion. Beneficiary shall not be liable for failure to collect or to exercise diligence in collecting any such sums.

         7. Grantor assigns to Beneficiary absolutely, not only as collateral, all present and future rent and other income and receipts from the Property. Leases are not assigned. Grantor warrants the validity and enforceability of the assignment. Grantor may as Beneficiary's licensee collect rent and other income and receipts as long as Grantor is not in default under the Secured Obligations or this deed of trust. Except with the written consent of Beneficiary to do otherwise, Grantor will apply all rent and other income and receipts to payment of the Secured Obligations and performance of this deed of trust, but if the rent and other income and receipts exceed the cash equivalent amount due under the Secured Obligations and deed of trust, Grantor may retain the excess. If Grantor defaults in performance of the Secured Obligations or performance of this deed of trust, Beneficiary may terminate Grantor's license to collect and then as Grantor's agent may rent the Property if it is vacant and may collect all rent and other income and receipts. Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the Property. Beneficiary may exercise Beneficiary's rights and remedies under this paragraph without taking possession of the Property. Beneficiary shall apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Beneficiary's rights and remedies and then to Grantor's obligations under Secured Obligations and this deed of trust in the order determined by the Beneficiary. Beneficiary is not required to act under this paragraph, and acting under this paragraph does not waive any of Beneficiary's other rights or remedies. If Grantor becomes a voluntary or involuntary bankrupt, Beneficiary's filing a proof of claim in bankruptcy will be tantamount to the appointment of a receiver under Texas law.

         8. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for the obligations created or secured hereby, it is agreed as follows:
(a) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged, or received under this instrument or under any other instrument related to the Secured Obligations, including without limitation the said Acquisition / Merger Agreement or any instrument identified in Exhibit A thereto, or otherwise connected in any manner with the Secured Obligations, shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Secured Obligations by Beneficiary or any other obligee (or, if the Secured Obligations and all obligations hereunder shall have been satisfied or paid in full, refunded to the undersigned); and (b) in the event that maturity of any sum which is secured hereunder is accelerated by reason of an election by Beneficiary resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in the any instrument related to such Secured Obligation or obligation hereunder or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on the said Secured Obligations and obligations hereunder (or if the said Secured Obligations and obligations hereunder shall have been paid in full, refunded to the Grantor). It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged, or received under any of the Secured Obligations and obligations hereunder which are made for the purposes of determining whether such rate exceeds the Highest Lawful Rate, as herein defined, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading and averaging during the period of the full stated term of the Secured Obligations, all interest at any time contracted for, charged, or received from the Grantor or otherwise by Beneficiary in connection with any of the Secured Obligations or obligations hereunder. The term "Highest Lawful Rate" shall be the highest non-usurious contract rate of interest which Beneficiary may charge, collect from, or contract for with the undersigned Grantor under applicable law and in regard to which the undersigned Grantor could not successfully assert a claim or defense of usury.

         9. When the context requires, singular nouns and pronouns include the plural.

         10. This deed of trust secures all sums due under the Secured Obligations.

         11. This deed of trust shall bind, inure to the benefit of, and be exercised by successors in interest of all parties.

         12. Grantor represents that this deed of trust is given for the purpose of securing the Secured Obligations, assumed by Grantor in partial consideration of the execution of the said Acquisition / Merger Agreement and the related documents.

         IN WITNESS WHEREOF, this instrument is executed as of the date first above written.

                                        GRANTOR:

                                        TEXAS TBS, INC.



                                        By: /s/ Charles D. McPhail
                                            ----------------------
                                            Name:
                                            Office:


                                 ACKNOWLEDGMENT

STATE OF TEXAS New York                     )
COUNTY OF HARRIS New York                   )

         This instrument was acknowledged before me on November 11, 1998, by Charles McPhail, as President of TEXAS TBS, INC.


My commission expires:                  /s/ Ann Sierra
May 8, 1999.                            Print name: Ann Sierra

                                        Notary Public in and for
                                        the State of New York.



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Deed of Trust
Texas TBS, Inc. to Trustee for McPhail

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                                    EXHIBIT A

         Attached to and made a part of that certain Deed of Trust dated November 11, 1998, from TEXAS TBS, INC. to CHARLES D. McPHAIL


The lands defined as the Property in the Deed of Trust to which this Exhibit A is attached is described as follows:




SIGNED FOR IDENTIFICATION:

                                            /s/ Charles D. McPhail
                                            ----------------------
                                            Name: